UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017
MVP REIT II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110 SAN DIEGO, CA 92130
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MVP REIT II, Inc. (the "Company," or "MVP REIT II") hereby amends the Current Report on Form 8-K filed on January 12, 2017 to provide the required financial information relating to our acquisition of a multi-level parking garage consisting of approximately 1,275 parking space, located in Detroit, Michigan, as described in such Current Report.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are being file in connection with the acquisition of certain property as described in Item 8.01 as required by Sections 210.3-14 and 210.11-01 of Regulation S-X.

(a)	Financial Statements of Property Acquired
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2016 (unaudited) and the Year Ended December 31, 2015
Notes to the Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2016 (unaudited) and the Year Ended December 31, 2015

(b)	Unaudited Pro Forma Financial Information
Pro Forma Condensed Combined Balance Sheet (unaudited) September 30, 2016
Pro Forma Condensed Combined Statement of Operations (unaudited) for the Nine Months Ended September 30, 2016
Pro Forma Condensed Combined Statement of Operations (unaudited) for the Period From May 4, 2015 (Inception) Through December 31, 2015

(c)	Shell Company Transactions
None

(d)	Exhibits
None

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
 Stockholders of MVP REIT II, Inc.

We have audited the accompanying statement of revenues and certain operating expenses of Center Parking Associate ("Center Parking") for the year ended December 31, 2015. MVP REIT II, Inc.'s management is responsible for the statement of revenues and certain operating expenses. Our responsibility is to express an opinion on the statement of revenues and certain operating expenses on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Center Parking's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K to be filed by MVP REIT II, Inc., and is not intended to be a complete presentation of Center Parking's revenues and expenses.

In our opinion, the statement of revenues and certain operating expenses referred to above present fairly, in all material respects, the revenues and certain operating expenses of Center Parking for the year ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York
March 10, 2017

CENTER PARKING ASSOCIATES LIMITED PARTNERSHIP
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2016 (unaudited)
And the Year Ended December 31, 2015

	September 30, 2016 (unaudited)	December 31, 2015
Revenue
Transient (daily) parking revenue	$2,012,860	$2,130,508
Corporate and individual parking revenue	2,289,387	2,462,580
Coupon, validation and other facility revenue	143,562	116,048
Revenues - other	18,929	--
Facility income	14,525	29,343
	4,479,263	4,738,479
Operating Expenses
Payroll expense	450,407	508,470
Credit card discount	61,777	59,334
Repairs maintenance & supplies	109,599	101,686
Utilities	50,132	67,868
Taxes and licenses	527,162	626,725
Office expense	89,007	32,552
Insurance	50,608	75,237
Professional fees	81,552	23,111
	1,420,244	1,494,983

Net income	$3,059,019	$3,243,496

See notes to Statements of Revenues and Certain Operating Expenses

CENTER PARKING ASSOCIATES LIMITED PARTNERSHIP
Notes to Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2016 (unaudited)
And the Year Ended December 31, 2015

1.	Business

Center Parking Associates Limited Partnership (the "Partnership") was formed on July 12, 1977, under the Michigan Uniform Limited Partnership Act and acquired a certain parcel of real estate in Detroit, Michigan. The Partnership constructed and now operates a 1,275 space parking garage thereon.

2.	Basis of Presentation

The Statements of Revenue and Certain Operating Expenses (the "Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenue and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates.

The unaudited Historical Summary for the nine months ended September 30, 2016 has been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, it does not include all of the information and footnotes required by GAAP for complete financial statements.

3.	Revenue

The Partnership recognizes daily and special event parking revenue at the point of sale. The Partnership has parking license agreements in which it invoices customers and recognizes revenue on a monthly basis pursuant to terms of each of the agreements.

4.	Certain Operating Expenses

Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Expenses such as depreciation and amortization are excluded from the accompanying Historical Summary.

5.	Related Party Transactions

The parking facility is managed by Miller Parking Services, LLC, which has a minority interest in the Partnership.

Pursuant to its management agreement, Miller Parking Services, LLC is entitled to 4.25% of gross revenue collections of the Partnership. To the extent that gross revenue collections exceed the prior year's gross revenue collections, a revenue incentive fee of 7% of the excess collections is added to the management fee. Management and revenue incentive fees incurred for the year ended December 31, 2015 totaled $262,154.

Miller Parking Services, LLC was reimbursed by the Partnership for common and shared expenses related to salaries and benefits and other operating expenses totaling $722,033 for the year ended December 31, 2015. The Partnership had a payable to Miller Parking Services, LLC totaling $207,757 as of December 31, 2015 related to reimbursable expenses.

6.	Subsequent Events

Subsequent to September 30, 2016 and through date of filing, management did not identify any subsequent events requiring additional disclosure.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

MVP REIT II, Inc. (the "Company") entered into a joint venture with MVP REIT, Inc. on January 10, 2017 to acquire a 1,275 space multi-level parking garage located in Detroit, Michigan through MVP Detroit Center Parking, LLC (the "Property") for a purchase price of approximately $55.0 million plus closing costs.  The purchase was accomplished through a limited liability company owned jointly by the Company and MVP REIT, Inc. (collectively, "MVP"). The Company's share of the purchase price is approximately $16.0 million plus closing costs and the Company will own an 80% interest in the limited liability company. In connection with the purchase, the Property issued a promissory note on the parking garage in the amount of approximately $35.0 million.  The financing has a maturity date of February 2027 at an interest rate of 5.520% per annum.  The Company paid customary closing costs in connection with the transaction.

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016, reflects the financial position of the Company as if the acquisition described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements had been completed on September 30, 2016.  The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 31, 2016 and the year ended December 31, 2015 present the results of operations of the Company as if the transactions described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements had been completed on January 1, 2016 and 2015, respectively.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements include pro forma allocations of the purchase price for the properties discussed in the accompanying notes based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

MVP REIT II, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2016

	MVP REIT II, Inc.		Pro Forma
	September 30, 2016	Pro Forma Adjustments	September 30, 2016
	(A)	(B)
ASSETS
Cash	$2,870,000	$(284,000)	$2,586,000
Cash - restricted	--	907,000	907,000
Prepaid expenses	42,000	337,000	379,000
Accounts receivable	71,000	--	71,000
Investments in real estate and fixed assets (C)
Land and improvements	23,459,000	7,000,000	30,459,000
Buildings and improvements	19,767,000	48,000,000	67,767,000
	43,226,000	55,000,000	98,226,000
Accumulated depreciation	(46,000)	--	(46,000)
Total investments in real estate and fixed assets, net	43,180,000	55,000,000	98,180,000
Other assets	957,000	--	957,000
Investment in equity method investee	602,000	--	602,000
Investment in cost method investee – held for sale	836,000	--	836,000
Investment in cost method investee	919,000	--	919,000
Total assets	$49,477,000	$55,960,000	$105,437,000

LIABILITES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	$599,000	$--	$599,000
Due to related parties	41,000		41,000
Deferred revenue	17,000	--	17,000
Note payable and Line of credit issued in Q4 2016(F)	--	10,792,000	10,792,000
Line of Credit (G)	--	9,118,000	9,118,000
Notes payable, net of unamortized loan issuance costs (D)	--	31,463,000	31,463,000
Total liabilities	657,000	51,373,000	52,030,000

Stockholders' equity
Non-voting, non-participating convertible stock	--	--	--
Common stock	--	--	--
Additional paid-in capital	44,852,000	--	44,852,000
Accumulated deficit	(2,660,000)	(468,000)	(3,128,000)
Total stockholders' equity	42,192,000	(468,000)	41,724,000
Non-controlling interest	6,628,000	5,055,000	11,683,000
Total equity	48,820,000	4,587,000	53,407,000
Total liabilities and stockholders' equity	$49,477,000	$55,960,000	$105,437,000

See notes to unaudited pro forma condensed combined financial statements.

MVP REIT II, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2016

	MVP REIT II, Inc.	Pro Forma Adjustments	Pro Forma
Revenues	(A)	(B)
Rental revenue	$676,000	$2,571,000	$3,247,000
Total revenues	676,000	2,571,000	3,247,000

Operating expenses
General and administrative	602,000	--	602,000
Acquisition expenses (E)	748,000	--	748,000
Acquisition expenses – related party (E)	1,427,000	--	1,427,000
Operation and maintenance	328,000	--	328,000
Seminar	6,000	--	6,000
Depreciation (C)	46,000	923,000	969,000
Total operating expenses	3,157,000	923,000	4,080,000

Income (loss) from operations	(2,481,000)	1,648,000	(833,000)

Other income (expense)
Interest expense (D)	(1,000)	(1,397,000)	(1,398,000)
Income from investment in equity method investee	9,000	--	9,000
Total other income (expense)	8,000	(1,397,000)	(1,389,000)

Income (loss) from continuing operations	(2,473,000)	251,000	(2,222,000)

See notes to unaudited pro forma condensed combined financial statements.

MVP REIT II, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations for the
Year ended December 31, 2015

	MVP REIT II, Inc.	Pro Forma Adjustments	Pro Forma
Revenues	(A)	(B)
Rental revenue	$--	$3,428,000	$3,428,000
Total revenues	--	3,428,000	3,428,000

Operating expenses
General and administrative	119,000	--	119,000
Organizational costs	6,000	--	6,000
Depreciation (C)	--	1,231,000	1,231,000
Total operating expenses	125,000	1,231,000	1,356,000

Income (loss) from operations	(125,000)	2,197,000	2,072,000

Other expense
Interest expense (D)	1,000	1,863,000	1,864,000
Total other expense	1,000	1,863,000	1,864,000

Income (loss) from continuing operations	(126,000)	1,334,000	208,000

See notes to unaudited pro forma condensed combined financial statements.

MVP REIT II, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

A.
Reflects the Company's statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016. Please refer to the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2016.

B.
Figures reflect the financial position as of September 30, 2016 and the results of the operations for the year ended December 31, 2015 and for the period from January 1, 2016 through September 30, 2016, unless otherwise noted.  The property is leased by SP Plus Corporation, a national parking operator, under a net lease agreement where the Property is responsible for property taxes above a $572,500 threshold, and SP Plus Corporation pays for insurance and maintenance costs.  SP Plus Corporation pays annual rent of $3,427,500.  In addition, the lease provides revenue participation with the Property receiving 80% of gross receipts over $5,000,000. The term of the lease is for 5 years.  The Company owns 80% equity interest in the MVP Detroit Center Garage, LLC and MVP REIT owns a 20% equity interest.  20% of net operating income will be attributable to MVP REIT.

C.
The depreciation expense of the buildings (buildings are depreciated over 39 years) is based on the purchase price allocation in accordance with U.S. generally accepted accounting principles, as if the Company had acquired the Property on January 1, 2015.

D.	The notes payable balance and related interest expense is reflective of the Company's issuance of a promissory note of $35 million at an annual interest rate of 5.520%.
E.	Costs related to the acquisition of the property are excluded from the unaudited pro forma condensed combined statement of operations because such costs are nonrecurring.
F.	$8,190,000 proceeds from LOC and $2,602,000 proceeds from note payable received during Q4 2016 outside of closing of this property.
G.
On October 5, 2016, the Company, through its Operating Partnership, and MVP REIT ("the REITs"), through a wholly owned subsidiary (the "Borrowers") entered into a credit agreement (the "Unsecured Credit Agreement") with KeyBank, National Association ('KeyBank") as the administrative agent and KeyBanc Capital Markets ("KeyBank Capital Markets") as the lead arranger.  Pursuant to the Unsecured Credit Agreement, the Borrowers were provided with a $30 million unsecured credit facility (the "Unsecured Credit Facility"), which may be increased up to $100 million, in minimum increments of $10 million.  The Unsecured Credit Facility has an initial term of two years, maturing on October 5, 2018, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee.  The Unsecured Credit Facility has an interest rate calculated based on LIBOR Rate plus 2.25% or Base Rate plus 1.25%, both as provided in the Unsecured Credit Agreement.  The Base Rate is calculated as the greater of (i) the KeyBank Prime rate or (ii) the Federal Funds rate plus ½ of 1%.  Payments under the Unsecured Credit Facility are interest only and are due on the first day of each quarter.  The obligations of the Borrowers of the Unsecured Credit Agreement are joint and several.  The REITs have entered into cross-indemnification provisions with respect to their joint and several obligations under the Unsecured Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 10, 2017

MVP REIT II, INC.

By: __/S/ Ed Bentzen ____
        Ed Bentzen
        Chief Financial Officer